UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SILVERBOW RESOURCES, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

On April 9, 2024, SilverBow Resources, Inc. (the “Company”) issued the following press release containing a letter to its shareholders:

SilverBow Resources Announces Filing of Definitive Proxy Statement and Mails Letter to Shareholders

Urges Shareholders to Vote “FOR” All of SilverBow’s Highly Qualified Directors on the WHITE Proxy Card

April 09, 2024 07:48 AM Eastern Daylight Time

HOUSTON—(BUSINESS WIRE)—SilverBow Resources, Inc. (NYSE: SBOW) (“SilverBow” or the “Company”) today announced that it has filed its definitive proxy materials with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”), scheduled to be held on May 21, 2024. Shareholders of record as of March 22, 2024, will be entitled to vote at the meeting.

In conjunction with the definitive proxy filing, the Company has mailed a letter to SilverBow shareholders recommending they vote for SilverBow’s three independent, highly qualified directors on the WHITE proxy card – Gabriel L. Ellisor, Kathleen McAllister and Charles W. Wampler. The full letter has been filed with the SEC and can be found at https://www.futureofsilverbow.com. Highlights from the letter include:

•	SilverBow is successfully advancing its long-term value creation strategy.

•

SilverBow’s highly qualified Board has proposed significant corporate governance improvements at the upcoming 2024 Annual Meeting, including declassifying the Board, adopting a majority voting standard in uncontested elections of directors and eliminating supermajority vote requirements for shareholders.

•	Kimmeridge is pursuing a proxy fight to further its attempt to gain control of the Company and force a combination between SilverBow and KTG on terms that are unfavorable to SilverBow shareholders.

•	SilverBow has been and continues to be open to exploring transactions at appropriate valuations.

The full text of the letter follows:

April 9, 2024

Dear Fellow Shareholders,

The SilverBow Resources, Inc. (“SilverBow” or the “Company”) Board of Directors (the “Board”) and management team are committed to maximizing shareholder value. SilverBow’s recent results underscore the strength of that commitment, and we have consistently delivered significant total shareholder returns with a one-year and three-year TSR of 45% and 336%, respectively outpacing the XOP E&P Index by a wide margin over near and long-term periods.1

We also have a history of open engagement with our investors. In this spirit, we are communicating with you to provide important information regarding the decisions you will be asked to make at this year’s annual meeting of shareholders (the “2024 Annual Meeting”). As you may have seen, this year, Kimmeridge Energy Management Company, LLC (“Kimmeridge”) has nominated three directors with close ties to or history with its fund to replace three of the Company’s directors, who have been overseeing the successful execution of the Company’s proven value creation strategy.

Kimmeridge has nominated these director candidates in connection with its ongoing attempts to force a combination between SilverBow and Kimmeridge Texas Gas (“KTG”) on terms that we believe undervalue the Company and are not in ALL of our shareholders’ best interests. While SilverBow is open to exploring transactions with KTG at appropriate valuations, we do not believe it is in our shareholders’ best interests to elect any of the Kimmeridge nominees to the Board, giving Kimmeridge undue influence over the strategic direction of the Company, including the evaluation of other potential value-maximizing opportunities.

To protect your investment, we strongly recommend that you vote using the enclosed WHITE proxy card today “FOR” all of the SilverBow independent director nominees:

•	Gabriel L. Ellisor;

•	Kathleen McAllister; and

•	Charles W. Wampler.

WE ARE SUCCESSFULLY ADVANCING OUR LONG-TERM VALUE CREATION STRATEGY

SilverBow’s outperformance has been driven by the successful execution of our strategy across four key elements:

•	Investing in a scalable and durable portfolio

•	More than doubled our inventory to ~1,000 gross locations across 220,000 acres (YE20 vs. YE23); Decade+ of high-return drilling opportunities

•	Recent South Texas acquisition established SilverBow as largest pure play Eagle Ford operator with increased regional scale, balanced commodity exposure and expanded low-cost operating platform

•	Driving efficiencies and enhancing margins

•	Nearly doubled EBITDA margins[2] while almost halving G&A2 on $/Boe terms (FY20 vs. FY23)

•	Peer-leading EBITDA margins and G&A per unit reinforce status as a proven operator driving enhanced results on acquired assets

•	Maintaining a strong balance sheet with deep liquidity

•	Completed $1.4B in acquisitions since year-end 2020, while increasing liquidity and significantly reducing leverage

•	Positive net income since FY21

•	Four consecutive years of free cash flow generation (FY20-FY23)

•	Committed to long-term leverage target of <1.0x

•	Delivering profitable growth

•	Average three-year ROCE of 21%[2] (FY21-FY23)

•	Significantly increased production and FCF per share since 2020

SILVERBOW HAS A STRONG BOARD AND IS COMMITTED TO BEST-IN-CLASS CORPORATE GOVERNANCE

We believe that having a strong Board and governance practices aligned with our strategy is critical to sustained value creation. We are in constant dialogue with our shareholders – we hear and appreciate your feedback and value your perspectives. Consistent with these values, the Board is proposing significant governance changes at the upcoming 2024 Annual Meeting, including to:

•	Declassify the Board and provide for the annual election of all directors,

•	Adopt a majority voting standard in uncontested elections of directors, and

•	Eliminate supermajority vote requirements for shareholders to amend certain provisions of our certificate of incorporation.

We have a Board of value creators, with public company leadership experience, substantial sector experience, relevant financial and operational expertise, and strategic planning and risk management backgrounds.

Recently, we appointed Leland T. “Lee” Jourdan to our Board, a highly qualified director with a demonstrated track record in international and domestic LNG markets, natural gas trading, business development and, most recently, being at the forefront of diversity and inclusion efforts at Chevron Corporation. Lee’s appointment builds on our ongoing commitment to enhance the Board with new skill sets and collective experiences to successfully execute our strategy – as well as further improve the Board’s diversity profile, which is an important priority for us. Also of note, Kathleen McAllister was added to our Board in January 2023 and joined both our Audit Committee and Nominating and Strategy Committee in May 2023. Since early 2023, SilverBow has added four new independent directors to our Board, while significantly increasing the Board’s diversity.

Independent Directors

Kathleen McAllister Up For Election Service Commenced: January 2023	Ellen R. DeSanctis Service Commenced: November 2023	Jennifer M. Grigsby Service Commenced: January 2023	Leland “Lee” T. Jourdan Service Commenced: March 2024

Board Committees Audit Nominating and Strategy	Board Committees Nominating and Strategy	Board Committees Audit Compensation	Board Committees To be assigned

Highlighted
Qualifications

•  Accounting & Financial Reporting and Finance / Capital Allocation

•  Corporate Governance

•  Strategic Planning and Risk Management

•  Business Development / Mergers and Acquisitions

Highlighted Qualifications • E&P Industry Experience • Strategic Planning and Risk Management • Corporate Governance • Finance / Capital Allocation • Sustainability / ESG Experience

Highlighted
Qualifications

•  Accounting & Financial Reporting and Finance / Capital Allocation

•  E&P Industry Experience

•  Strategic Planning and Risk Management Experience

•  Business Development / Mergers and Acquisitions

Highlighted Qualifications • Business Development / Mergers and Acquisitions • E&P Industry Experience • Sustainability / ESG Experience • Executive Leadership

KIMMERIDGE IS PURSUING A SELF-SERVING PROXY FIGHT TO FORCE A COMBINATION BETWEEN SILVERBOW AND KTG ON TERMS UNFAVORABLE TO SILVERBOW SHAREHOLDERS

Kimmeridge is pursuing a proxy fight to further its attempt to gain control of the Company and force a combination between SilverBow and KTG on terms that are unfavorable to SilverBow shareholders. Its nominations were made after two years of extensive engagement between SilverBow and Kimmeridge regarding a potential combination, and Kimmeridge’s proxy fight is being pursued concurrently with its public proposal to combine the two companies. Importantly, each of Kimmeridge’s nominees have been promised a board seat on the proposed combined company board, making them personally interested in rubberstamping Kimmeridge’s proposed transaction instead of pursuing potential opportunities that could better enhance the Company’s value.

SilverBow has been and remains open to exploring transactions at appropriate valuations. Over the last two years, we have worked in good faith to find a path toward a value-creating transaction for ALL SilverBow shareholders, and not just Kimmeridge. Our engagement has included 30+ meetings, multiple NDAs and confidential information sharing, multiple proposals exchanged between the parties and a verbally accepted offer for an all-cash acquisition of SilverBow by Kimmeridge – which Kimmeridge failed to consummate due to its inability to obtain financing (contradicting Kimmeridge’s earlier insistence that its proposal was not subject to any financing contingencies and even its assurances that it had confirmed financing).

The SilverBow Board reviewed Kimmeridge’s latest proposal in consultation with its independent financial and legal advisors and determined that the proposal undervalues SilverBow and would not be in the best interests of shareholders.

THE CHOICE IS CLEAR – SUPPORT SILVERBOW’S INDEPENDENT DIRECTORS AGAINST KIMMERIDGE’S SELF-SERVING ATTEMPT TO CONTROL SILVERBOW WITHOUT PAYING FAIR VALUE TO SHAREHOLDERS

Kimmeridge’s intentions are clear – it is attempting to gain control of the Board to force an undervalued transaction. Kimmeridge’s decision to pursue a proxy fight serves only its own interests – and not those of ALL SilverBow shareholders.

Kimmeridge’s selection of nominees exposes its self-serving agenda. All three of Kimmeridge’s nominees have close ties to or history with Kimmeridge, calling into question their independence and ability to represent the interests of all SilverBow shareholders. These connections include:

•	Douglas Brooks served as a director at California Resources during Kimmeridge’s campaign at the company.

•

Carrie Fox has a $3 million limited partnership interest in Kimmeridge Fund VI and served as a director alongside Ben Dell, Kimmeridge’s Managing Partner, at two Kimmeridge-controlled companies, Extraction Oil and Civitas Resources.

•	Katherine Minyard was appointed to Ovintiv’s board as a Kimmeridge nominee.

Each of the Kimmeridge nominees has been promised a board seat on the proposed combined company board of SilverBow and KTG – a “special deal” that personally conflicts them from independently evaluating Kimmeridge’s proposal against other opportunities available to SilverBow. SilverBow has provided additional information about the Kimmeridge nominees at www.FutureOfSilverBow.com.

In contrast, the Company’s proposed slate is made up of three independent, highly qualified directors – Gabriel L. Ellisor, Kathleen McAllister and Charles W. Wampler – with extensive public company board and executive leadership experience.

SilverBow’s Board composition achieves an ideal balance of longer-term directors possessing deep institutional knowledge with fresh perspectives from four extensively vetted and qualified directors added since 2023. This Board is committed to maintaining a diversity of perspectives and experience, and the Company’s nominees – Gabriel L. Ellisor, Kathleen McAllister and Charles W. Wampler – embody that commitment. Additional information about the SilverBow nominees can be found at www.FutureOfSilverBow.com.

PROTECT THE VALUE OF YOUR INVESTMENT

VOTE THE WHITE PROXY CARD AND SUPPORT ALL OF SILVERBOW’S HIGHLY QUALIFIED, INDEPENDENT DIRECTOR NOMINEES

Your vote is critical to protecting SilverBow against Kimmeridge’s self-interested agenda. No matter how many or few shares you own, we encourage you to protect your investments by voting “FOR” the Company’s proposed slate of three independent, highly qualified directors – Gabriel L. Ellisor, Kathleen McAllister and Charles W. Wampler.

We appreciate your continued investment in the Company.

Sincerely,

The SilverBow Board of Directors

Your Vote Is Important!

Please vote on the WHITE proxy card “FOR” the Company’s three nominees, “WITHHOLD” on Kimmeridge’s nominees, and “FOR” ALL other Company proposals using one of the following options:

•  Follow the instructions set forth on the enclosed WHITE proxy card to vote via the internet,

•  Follow the instructions set forth on the enclosed WHITE proxy card to vote by telephone, or

•  Mark, sign and date the enclosed WHITE proxy card and return it in the enclosed postage-paid envelope.

Remember, please discard and do not sign any gold Kimmeridge proxy card.

If you have already voted using a gold proxy card, you may cancel that vote simply by voting again using the Company’s WHITE proxy card.

Only your latest-dated vote will count!

If you have any questions about how to vote your shares,

please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders may call:

1 (877) 825-8793 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

ABOUT SILVERBOW RESOURCES, INC.

SilverBow Resources, Inc. (NYSE: SBOW) is a Houston-based energy company actively engaged in the exploration, development and production of oil and gas in the Eagle Ford Shale and Austin Chalk in South Texas. With over 30 years of history operating in South Texas, the Company possesses a significant understanding of regional reservoirs that it leverages to assemble high quality drilling inventory while continuously enhancing its operations to maximize returns on capital invested.

FORWARD-LOOKING STATEMENTS

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent management’s expectations or beliefs concerning future events, and it is possible that the results described in this communication will not be achieved. These forward-looking statements are based on current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this communication, including those regarding our strategy, the benefits of the acquisitions, future operations, guidance and outlook, financial position, prospects, plans and objectives of management are forward-looking statements. When used in this report, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “budgeted,” “guidance,” “expect,” “may,”

“continue,” “potential,” “plan,” “project,” “positioned,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties: risk related to recently completed acquisitions and integrations of these acquisitions; volatility in natural gas, oil and natural gas liquids prices; cash flow and liquidity, including our ability to satisfy our short-or long-term liquidity needs; general economic and political conditions, including inflationary pressures, further increases in interest rates, a general economic slowdown or recession, instability in financial institutions, political tensions and war (including future developments in the ongoing conflicts in Ukraine and the Gaza Strip); the severity and duration of world health events, including health crises, and related economic repercussions, including disruptions in the oil and gas industry, supply chain disruptions, and operational challenges; our ability to execute on strategic initiatives; effectiveness of our risk management activities, including hedging strategy; counterparty and credit market risk; actions by third parties, including customers, service providers and shareholders; current and future governmental regulation and taxation of the oil and natural gas industry; developments in world oil and natural gas markets and in oil and natural gas-producing countries; uncertainty regarding our future operating results; and other risks and uncertainties discussed in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K for the year ended December 31, 2023.

All forward-looking statements speak only as of the date of this communication. You should not place undue reliance on these forward-looking statements. The Company’s capital budget, operating plan, service cost outlook and development plans are subject to change at any time. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this communication are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. The risk factors and other factors noted herein and in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events, except as required by law.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company, its directors and certain of its executive officers and employees are or will be participants in the solicitation of proxies from shareholders in connection with the 2024 Annual Meeting. The Company has filed the Definitive Proxy Statement with the SEC on April 9, 2024 in connection with the solicitation of proxies for the 2024 Annual Meeting, together with a WHITE proxy card.

The identity of the participants, their direct or indirect interests, by security holdings or otherwise, and other information relating to the participants are available in the Definitive Proxy Statement (available here) in the section entitled “Security Ownership of Board of Directors and Management” and Appendix F. To the extent holdings of the Company’s securities by the Company’s directors and executive officers changes from the information included in this communication, such information will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described below.

SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders are able to obtain, free of charge, copies of all of the foregoing documents, any amendments or supplements thereto at the SEC’s website (http://www.sec.gov). Copies of the foregoing documents, any amendments or supplements thereto are also available, free of charge, at the “Investor Relations” section of the Company’s website (https://www.sbow.com/investor-relations).

[1]	Total shareholder returns as of April 8, 2024. Assumes dividends reinvested when received.
[2]	Non-GAAP measure. Refer to Appendix A to SilverBow’s March 28, 2024 Shareholder Letter (as filed with the Securities and Exchange Commission on March 28, 2024) for definitions and reconciliations.

Contacts

INVESTOR CONTACT:

ir@sbow.com

(281) 874-2700, (888) 991-SBOW

MEDIA CONTACT:

Adam Pollack / Jed Repko

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent management’s expectations or beliefs concerning future events, and it is possible that the results described in this communication will not be achieved. These forward-looking statements are based on current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this communication, including those regarding our strategy, the benefits of the acquisitions, future operations, guidance and outlook, financial position, prospects, plans and objectives of management are forward-looking statements. When used in this report, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “budgeted,” “guidance,” “expect,” “may,” “continue,” “potential,” “plan,” “project,” “positioned,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties: risk related to recently completed acquisitions and integrations of these acquisitions; volatility in natural gas, oil and natural gas liquids prices; cash flow and liquidity, including our ability to satisfy our short- or long-term liquidity needs; general economic and political conditions, including inflationary pressures, further increases in interest rates, a general economic slowdown or recession, instability in financial institutions, political tensions and war (including future developments in the ongoing conflicts in Ukraine and the Gaza Strip); the severity and duration of world health events, including health crises, and related economic repercussions, including disruptions in the oil and gas industry, supply chain disruptions, and operational challenges; our ability to execute on strategic initiatives; effectiveness of our risk management activities, including hedging strategy; counterparty and credit market risk; actions by third parties, including customers, service providers and shareholders; current and future governmental regulation and taxation of the oil and natural gas industry; developments in world oil and natural gas markets and in oil and natural gas-producing countries; uncertainty regarding our future operating results; and other risks and uncertainties discussed in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K for the year ended December 31, 2023.

All forward-looking statements speak only as of the date of this communication. You should not place undue reliance on these forward-looking statements. The Company’s capital budget, operating plan, service cost outlook and development plans are subject to change at any time. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this communication are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. The risk factors and other factors noted herein and in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events, except as required by law.

Important Additional Information and Where to Find It

The Company, its directors and certain of its executive officers and employees are or will be participants in the solicitation of proxies from shareholders in connection with the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). The Company has filed a definitive proxy statement (the “Definitive Proxy Statement”) with the SEC on April 9, 2024 in connection with the solicitation of proxies for the 2024 Annual Meeting, together with a WHITE proxy card.

The identity of the participants, their direct or indirect interests, by security holdings or otherwise, and other information relating to the participants are available in the Definitive Proxy Statement (available here) in the section entitled “Security Ownership of Board of Directors and Management” and Appendix F. To the extent holdings of the Company’s securities by the Company’s directors and executive officers changes from the information included in this communication, such information will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described below.

SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders are able to obtain, free of charge, copies of all of the foregoing documents, any amendments or supplements thereto at the SEC’s website (http://www.sec.gov). Copies of the foregoing documents, any amendments or supplements thereto are also available, free of charge, at the “Investor Relations” section of the Company’s website (https://www.sbow.com/investor-relations).